Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2006 relating to the financial statements and financial statement schedule of Lincoln Educational Services Corporation appearing in the Annual Report on Form 10-K of Lincoln Educational Services Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

March 27, 2006